UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Suite 160

Houston, Texas 77051

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on June 3, 2025, the Nasdaq Listing Qualifications Department (the “Staff”) notified Plus Therapeutics, Inc. (the “Company”) that, as of March 31, 2025, the Company no longer satisfied Nasdaq Listing Rule 5550(b)(1), which requires certain companies listed on The Nasdaq Capital Market (“Nasdaq”) to maintain a minimum of $2.5 million in stockholders’ equity (the “Equity Rule”). Insofar as the Company was subject to a Mandatory Panel Monitor, as that term is defined under Nasdaq Listing Rule 5815(d)(4)(C), through March 6, 2026, with respect to the Equity Rule in particular, the Staff issued a delist determination following such non-compliance. On June 10, 2025, the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which stayed any further action by the Staff. The hearing was held on July 15, 2025.

As previously disclosed, on July 22, 2025, the Company was notified by Nasdaq that the Panel had granted the Company’s request for an extension to evidence compliance with the Equity Rule subject to the Company’s satisfaction of certain conditions.

As reflected in the Form 10-Q for the quarter ended June 30, 2025 filed today, the Company reported stockholders’ equity of $3 million and therefore satisfied the Equity Rule as of June 30, 2025.

Furthermore, since June 30, 2025, the Company has sold over $2 million in common stock pursuant to its newly established $50.0 million equity line of credit (“ELOC”) with Lincoln Park Capital Fund, LLC. The issuance of shares pursuant to the ELOC was approved by the Company’s shareholders at a meeting on August 7, 2025. Based upon those sales and as set forth in the unaudited pro forma balance sheet filed herewith as Exhibit 99.1, the Company continues to report stockholders’ equity of at least $2.5 million as of the date of this filing. The Company awaits Nasdaq’s confirmation that it has evidenced compliance with the Equity Rule.

Additionally, as of the close of business on August 13, 2025, the Company reported a market value of listed securities (“MVLS”) of at least $35 million, which is an alternative threshold for compliance under Nasdaq Listing Rule 5550(b)(2) (the “Alternative MVLS Requirement”), for 20 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq will only render a determination regarding MVLS compliance once an issuer has evidenced compliance with the MVLS threshold for a minimum of ten, though generally not more than 20, consecutive business days. The Company awaits Nasdaq’s formal confirmation that the Company has satisfied either or both the Equity Rule and the Alternative MVLS Requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Interim Pro Forma Balance Sheet, as of August 14, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2025

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer